                                                                 Exhibit 99.2

P          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O                             WHITTMAN-HART, INC.
X
Y                      SPECIAL MEETING OF STOCKHOLDERS

                              _____________, 2000

     The undersigned stockholder of Whittman-Hart, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated ________________, 2000, and hereby appoints Robert F. Bernard and Bert
B. Young, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Whittman-Hart, Inc., to be held on ______________, 2000, at 10:00 a.m.,
Central Standard Time, at The Whittman-Hart Institute for Strategic Education, 320 North Elizabeth Street, Chicago, Illinois 60606 and at any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS SET FORTH BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

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                       COMMENTS/ADDRESS CHANGE: PLEASE MARK
                     COMMENT/ADDRESS BOX ON THE REVERSE SIDE

                   (Continue and to be signed on reverse side)

                             (FOLD AND DETACH HERE)

                            [LOGO OF WHITTMAN-HART]

                             ________________, 2000

                                   __:__ a.m.

                                 Whittman-Hart
                            311 South Wacker Drive
                                   Suite 3500
                         Chicago, Illinois 60606-6618

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE FOLLOWING
PROPOSALS.

Please Mark /X/ your votes as indicated in this example

1.   A proposal to approve the           FOR     AGAINST      ABSTAIN
     issuance of shares of               / /       / /          / /
     common stock to the
     stockholders of USWeb
     Corporation
     ("USWeb/CKS") pursuant
     to the Agreement and
     Plan of Merger, dated
     as of December 12,
     1999, among
     Whittman-Hart,
     Uniwhale, Inc., a
     wholly-owned subsidiary
     of Whittman-Hart, and
     USWeb/CKS, providing
     for the merger of
     USWeb/CKS and Uniwhale,
     after which USWeb/CKS
     will become a wholly
     owned subsidiary of
     Whittman-Hart;

2.   A proposal to amend the             FOR     AGAINST      ABSTAIN
     Whittman-Hart charter to            / /       / /          / /
     increase the number of
     authorized common shares
     from 75,000,000 to
     500,000,000 shares;

3.   A proposal to increase the          FOR     AGAINST      ABSTAIN
     number of authorized shares         / /       / /          / /
     of common stock available
     to for issuance under the
     Whittman-Hart 1995
     Incentive Stock Plan from
     24,000,000 shares to
     48,000,000 shares; and

4.   To transact such other              FOR     AGAINST      ABSTAIN
     business as may properly            / /       / /          / /
     come before the special
     meeting, including any
     adjournment or postponement
     thereof.

     I PLAN TO ATTEND THE MEETING        YES     NO
                                         / /     / /

     COMMENTS/ADDRESS CHANGE             / /
     Please mark this if you have
     written comments/address on the
     reverse side

Signature ____________________________  Signature ____________________________

Date _________________________________

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign).

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                             (FOLD AND DETACH HERE)